Exhibit 99.1

Contact: Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: April 25, 2017

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces 2017 First Quarter Earnings

Michigan City, Indiana (NASDAQ GS: HBNC) – Horizon Bancorp today announced its unaudited financial results for the three month period ended March 31, 2017.  All share data has been adjusted to reflect Horizon’s three-for-two stock split effective November 14, 2016.
SUMMARY:
•
Net income for the first quarter of 2017 was $8.2 million or $0.37 diluted earnings per share compared to $5.4 million or $0.30 diluted earnings per share for the same period in 2016. The first quarter of 2017 represents an excellent start to the year given that the first quarter is typically a seasonal low revenue point for Horizon.

•
Net income, excluding acquisition-related expenses, gain on sale of investment securities and purchase accounting adjustments (“core net income”), for the first quarter of 2017 increased 38.9% to $7.5 million or $0.34 diluted earnings per share compared to $5.4 million or $0.30 diluted earnings per share for the same period of 2016.

•	Return on average assets was 1.07% for the first quarter of 2017 compared to 0.83% for the same period in 2016.
•	Net interest income for the first quarter of 2017 increased $5.8 million, or 29.3%, compared to the same period in 2016.
•
Net interest margin was 3.80% for the first quarter of 2017 compared to 2.92% for the prior quarter and 3.45% for the same period in 2016. The improvement in net interest margin reflects Horizon’s execution on its plan to reduce expensive funding costs, which was accomplished in the fourth quarter of 2016.

•
Net interest margin, excluding the impact of prepayment penalties on borrowings and purchase accounting adjustments (“core net interest margin”), was 3.66% for the first quarter of 2017 compared to 3.45% for the prior quarter and 3.36% for the same period in 2016.

•	Horizon’s tangible book value per share rose to $11.79 at March 31, 2017, compared to $11.48 at December 31, 2016.

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Pg. 2 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

•	Commercial loans, excluding acquired commercial loans, increased by an annualized rate of 12.8%, or $33.8 million, during the first quarter of 2017.
•	Consumer loans, excluding acquired consumer loans, increased by an annualized rate of 18.8%, or $18.5 million, during the first quarter of 2017.
•
On February 3, 2017, Horizon completed the purchase and assumption of certain assets and liabilities of a single branch of First Farmers Bank & Trust Company located in Bargersville, Indiana. The acquired office was closed and consolidated into Horizon’s existing Bargersville location.

•
Our Grand Rapids team moved to their new downtown loan production office during February 2017. This office was approved to continue as a full service branch which will take place in the second quarter of 2017.

•	Early in the second quarter, Horizon hired two additional seasoned commercial lenders for our Fort Wayne, Indiana loan production office.
•
At the beginning of the second quarter of 2017, Michael Lamping, joined Horizon as Central Ohio Market President. A loan production office will be opened in the greater Columbus, Ohio area during the second quarter of 2017 and will focus on commercial business.

•	Horizon received regulatory approval to open a new office in Noblesville, Indiana, which will be open later this year.
•
Horizon, for the first time, hired a corporate general legal counsel in the first quarter. The objective for this position is, in part, to better manage legal costs and to more closely monitor changes in the regulatory and legal landscape.

Craig Dwight, Chairman and CEO, commented: “During the first quarter of 2017, Horizon’s business model of diversified and balanced revenue streams was proven to be effective as an increase in commercial and consumer lending helped to offset the seasonal low in residential mortgage revenues. Excluding non-core items, Horizon realized an increase in net income of $2.1 million, or 38.9%, in the first quarter of 2017 when compared to the same period of 2016 resulting in an increase in core diluted earnings per share of 13.3%. Core net interest margin increased in the first quarter of 2017 to 3.66% from 3.36% for the same period in 2016. Horizon also realized solid growth in service charges on deposit accounts of 8.7%, interchange fees of 26.3% and fiduciary activities of 17.6% in the first quarter of 2017 when compared to the same period in 2016.”

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Pg. 3 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

Mr. Dwight continued, “Although commercial and consumer loan growth was strong in the first quarter of 2017, total loan growth was tempered by a decrease in our mortgage warehouse portfolio. Excluding acquired loans, commercial loan growth increased by an annual rate of 12.8% and was fueled by our growth markets of Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo, which combined produced total loan growth of $39.7 million for the quarter. Additionally, consumer loans, excluding acquired consumer loans, increased by 18.8% on an annualized basis during the quarter as a result of a new seasoned consumer loan portfolio manager in the third quarter of 2016 and increasing our focus on the management of direct consumer loans. The increases in commercial and consumer loans were offset by a decrease in mortgage warehouse loans of $46.4 million from December 31, 2016 to March 31, 2017. The decrease in mortgage warehouse loans was primarily due to quicker turn-around times by the end investors to fund loans which resulted in a lower average balance in the portfolio during the first quarter of 2017. With our established presence in the growth markets of Kalamazoo and Indianapolis, coupled with our recent investments in Fort Wayne, Grand Rapids and Columbus, Horizon is well positioned to continue our growth momentum. In addition, Horizon’s solid growth in trust and service fee income has contributed to our plan to decrease dependence on margin income. ”

Dwight concluded, “We are pleased to have completed the purchase of certain assets totaling $3.5 million and the assumption of certain deposits totaling $14.8 million from First Farmers Bank & Trust Company’s Bargersville, Indiana branch which closed on February 3, 2017, enhancing our presence in this attractive and growing central Indiana market.”
Income Statement Highlights
Net income for the first quarter of 2017 was $8.2 million or $0.37 diluted earnings per share compared to $5.6 million or $0.25 diluted earnings per share for the fourth quarter of 2016. The increase in net income and diluted earnings per share from the previous quarter reflects increases in net interest income of $4.6 million and a decrease in non-interest expense and provision for loan losses of $1.1 million and $293,000, respectively, which was partially offset by a decrease in non-interest income of $1.9 million and an increase in income tax expense of $1.4 million. Interest expense decreased $5.2 million primarily due to prepayment penalties on borrowings of $4.8 million during the fourth quarter of 2016. Interest income decreased $555,000 due to a decrease in loan interest income of $924,000, offset by an increase in interest on investment securities of $369,000 during the first quarter of 2017. The decrease in loan interest income was primarily due to the decrease in mortgage warehouse loan balances in the first quarter. The decrease in non-interest income was primarily due to a decrease in the gain on sale of investments of $926,000 and a decrease in gain on mortgage loan sales of $590,000.

Net income for the first quarter of 2017 was $8.2 million or $0.37 diluted earnings per share compared to $5.4 million or $0.30 diluted earnings per share for the first quarter of 2016.  The increase in net income and diluted earnings per share from the same period of 2016 reflects increases in net interest income and non-interest income of $5.8 million and $172,000, respectively, and a decrease in provision for loan losses of $202,000, partially offset by an increase in non-interest expense and income tax expense of $2.3 million and $1.1 million, respectively.

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Pg. 4 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

The increase in diluted earnings per share was partially offset by an increase in dilutive shares outstanding as a result of the stock issued in the Kosciusko Financial, Inc. and LaPorte Bancorp, Inc. acquisitions in 2016. Excluding acquisition-related expenses, gain on sale of investment securities and acquisition-related purchase accounting adjustments, net income for the first quarter of 2017 was $7.5 million or $0.34 diluted earnings per share compared to $5.4 million or $0.30 diluted earnings per share in the first quarter of 2016.

Non-GAAP Reconciliation of Net Income and Diluted Earnings per Share
(Dollars in Thousands Except per Share Data)

	Three Months Ended
	March 31
Non-GAAP Reconciliation of Net Income	2017	2016
	(Unaudited)
Net income as reported	$8,224	$5,381
Merger expenses	-	639
Tax effect	-	(165)
Net income excluding merger expenses	8,224	5,855

Gain on sale of investment securities	(35)	(108)
Tax effect	12	38
Net income excluding gain on sale of investment securities	8,201	5,785

Acquisition-related purchase accounting adjustments (“PAUs”)	(1,016)	(547)
Tax effect	356	191
Net income excluding PAUs	$7,541	$5,429

Non-GAAP Reconciliation of Diluted Earnings per Share
Diluted earnings per share as reported	$0.37	$0.30
Merger expenses	-	0.04
Tax effect	-	(0.01)
Diluted earnings per share excluding merger expenses	0.37	0.33

Gain on sale of investment securities	(0.00)	(0.01)
Tax effect	0.00	0.00
Net income excluding gain on sale of investment securities	0.37	0.32

Acquisition-related PAUs	(0.05)	(0.03)
Tax effect	0.02	0.01
Diluted earnings per share excluding PAUs	$0.34	$0.30

Horizon’s net interest margin was 3.80% during the first quarter of 2017, up from 2.92% for the prior quarter and 3.45% for same period of 2016.  The increase in the net interest margin compared to the prior quarter was primarily due to prepayment penalties incurred on high fixed-rate borrowings as part of Horizon’s balance sheet restructuring transaction in the fourth quarter of 2016 in addition to a decrease in average outstanding borrowings. Average outstanding borrowings during the first quarter of 2017 were $132.3 million and $156.8 million lower when compared to the prior quarter and the same prior-year period.

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Pg. 5 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

The increase in the net interest margin compared to the same period of 2016 was primarily due to an increase in the yield earned on loans and a decrease in the cost of borrowings. Excluding prepayment penalties on borrowings and acquisition-related purchase accounting adjustments, the margin would have been 3.66% for the first quarter of 2017 compared to 3.45% for the prior quarter and 3.36% for the same period of 2016.  Interest expense from the prepayment penalties on borrowings was $4.8 million for the fourth quarter of 2016.  Interest income from acquisition-related purchase accounting adjustments was $1.0 million, $900,000 and $547,000 for the three months ended March 31, 2017, December 31, 2016, and March 31, 2016, respectively.

Non-GAAP Reconciliation of Net Interest Margin
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31	December 31	March 31
Net Interest Margin As Reported	2017	2016	2016
Net interest income	$25,568	$20,939	$19,774
Average interest-earning assets	2,797,429	2,932,145	2,367,250
Net interest income as a percent of average interest-earning assets (“Net Interest Margin”)	3.80%	2.92%	3.45%

Impact of Prepayment Penalties on Borrowings
Interest expense from prepayment penalties on borrowings	$-	$4,839	$-

Impact of Acquisitions
Interest income from acquisition-related purchase accounting adjustments	$(1,016)	$(900)	$(547)

Excluding Impact of Prepayment Penalties and Acquisitions
Net interest income	$24,552	$24,878	$19,227
Average interest-earning assets	2,797,429	2,932,145	2,367,250
Core Net Interest Margin	3.66%	3.45%	3.36%

Lending Activity
Total loans increased $4.7 million from $2.144 billion as of December 31, 2016 to $2.149 billion as of March 31, 2017 as commercial loans increased by $36.5 million, residential mortgage loans increased by $1.8 million and consumer loans increased by $19.0 million. Offsetting these increases was a decrease in mortgage warehouse loans of $46.4 million as of March 31, 2017.  Total loans, excluding acquired loans, mortgage warehouse loans and loans held for sale, increased 2.7% for the three months ended March 31, 2017. Commercial and consumer loans, excluding acquired loans, increased $33.8 million, or an annualized growth rate of 12.8%, and $18.5 million, or an annualized growth rate of 18.8%, respectively.

Loan balances in the Fort Wayne, Grand Rapids, Indianapolis and Kalamazoo totaled $436.8 million as of March 31, 2017. Combined, these markets contributed $39.7 million, or 10.0%, in loan growth during the three months ended March 31, 2017.

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Pg. 6 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

Loan Growth by Type, Excluding Acquired Loans
Three Months Ended March 31, 2017
(Dollars in Thousands)
					Excluding Acquired Loans

	March 31	December 31	Amount	Acquired	Amount	Percent
	2017	2016	Change	FFBT Loans	Change	Change
	(Unaudited)	(Unaudited)
Commercial loans	$1,106,471	$1,069,956	$36,515	$(2,742)	$33,773	3.2%
Residential mortgage loans	533,646	531,874	1,772	(59)	1,713	0.3%
Consumer loans	417,476	398,429	19,047	(562)	18,485	4.6%
Subtotal	2,057,593	2,000,259	57,334	(3,363)	53,971	2.7%
Held for sale loans	1,789	8,087	(6,298)	-	(6,298)	-77.9%
Mortgage warehouse loans	89,360	135,727	(46,367)	-	(46,367)	-34.2%
Total loans	$2,148,742	$2,144,073	$4,669	$(3,363)	$1,306	0.1%

Residential mortgage lending activity during the three months ended March 31, 2017 generated $1.9 million in income from the gain on sale of mortgage loans, a decrease of $137,000 from the same period of 2016. Total origination volume for the three months ended March 31, 2017, including loans placed into portfolio, totaled $65.9 million, representing a decrease of 17.0% from the same period of 2016. The decrease in mortgage loan origination volume is primarily due to an increase in mortgage loan interest rates when comparing the first quarter of 2017 to the same period of 2016. Purchase money mortgage originations during the first quarter of 2017 represented 69.8% of total originations compared to 68.0% of originations during the previous quarter and 65.3% during the first quarter of 2016.

The provision for loan losses was $330,000 for the first quarter of 2017 compared to $532,000 for the same period of 2016. The decrease in the provision for loan losses during the first quarter of 2017 was due to lower charge-offs, stable delinquency trends and a decrease in non-performing loans.

The ratio of the allowance for loan losses to total loans increased to 0.70% as of March 31, 2017 from 0.69% as of December 31, 2016 due to an increase in allowance for loan losses.  The ratio of the allowance for loan losses to total loans, excluding loans with credit-related purchase accounting adjustments, was 0.89% as of March 31, 2017 compared to 0.91% as of December 31, 2016.  Loan loss reserves and credit-related loan discounts on acquired loans as a percentage of total loans was 1.31% as of March 31, 2017 compared to 1.39% as of December 31, 2016.

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Pg. 7 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

Non- GAAP Allowance for Loan and Lease Loss Detail
As of March 31, 2017
(Dollars in Thousands, Unaudited)

	Horizon
	Legacy	Heartland	Summit	Peoples	Kosciusko	LaPorte	CNB	Total
Pre-discount loan balance	$1,681,167	$14,698	$51,026	$139,602	$75,151	$189,149	$9,485	$2,160,278

Allowance for loan losses (ALLL)	14,983	71	-	-	-	-	-	15,054
Loan discount	N/A	867	2,431	3,260	994	5,466	307	13,325
ALLL+loan discount	14,983	938	2,431	3,260	994	5,466	307	28,379

Loans, net	$1,666,184	$13,760	$48,595	$136,342	$74,157	$183,683	$9,178	$2,131,899

ALLL/ pre-discount loan balance	0.89%	0.48%	0.00%	0.00%	0.00%	0.00%	0.00%	0.70%
Loan discount/ pre-discount loan balance	N/A	5.90%	4.76%	2.34%	1.32%	2.89%	3.24%	0.62%
ALLL+loan discount/ pre-discount loan balance	0.89%	6.38%	4.76%	2.34%	1.32%	2.89%	3.24%	1.31%

Non-performing loans to total loans decreased 4 basis points to 0.46% at March 31, 2017 from 0.50% at December 31, 2016.  Non-performing loans totaled $9.8 million as of March 31, 2017, a decrease of $849,000 from $10.7 million as of December 31, 2016.  Compared to December 31, 2016, non-performing commercial loans decreased by $902,000, non-performing real estate loans increased by $35,000 and non-performing consumer loans increased $18,000.
Expense Management
Total non-interest expense was $2.3 million higher in the first quarter of 2017 compared to the same period of 2016.  The increase was primarily due to an increase in salaries and employee benefits of $1.6 million, net occupancy expenses of $516,000, data processing expenses of $202,000, and other expenses of $431,000 reflecting overall company growth, market expansion and recent acquisitions. Professional fee expense decreased $218,000 in the first quarter of 2017 when compared to the same period of 2016 primarily due to one-time expenses related to the Kosciusko Financial, Inc. and LaPorte Bancorp, Inc. acquisitions in 2016. Other losses decreased $217,000 in the first quarter of 2017 when compared to the same period of 2016 due to a decrease in debit card fraud-related expense. FDIC insurance expense decreased $142,000 in the first quarter of 2017 when compared to the same period of 2016 as the assessment rate schedule was reduced effective for assessment payments due in the fourth quarter of 2016 and 2017.

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Pg. 8 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

Use of Non-GAAP Financial Measures
Certain information set forth in this press release refers to financial measures determined by methods other than in accordance with GAAP.  Specifically, we have included non-GAAP financial measures of the net interest margin and the allowance for loan and lease losses excluding the impact of acquisition-related purchase accounting adjustments, total loans and loan growth, and net income and diluted earnings per share excluding the impact of one-time costs related to acquisitions, acquisition-related purchase accounting adjustments and other events that are considered to be non-recurring.  Horizon believes that these non-GAAP financial measures are helpful to investors and provide a greater understanding of our business without giving effect to the purchase accounting impacts and one-time costs of acquisitions and non-core items, although these measures are not necessarily comparable to similar measures that may be presented by other companies and should not be considered in isolation or as a substitute for the related GAAP measure.  See the tables and other information contained elsewhere in this press release for reconciliations of the non-GAAP figures identified herein and their most comparable GAAP measures.

Non-GAAP Reconciliation of Tangible Stockholders’ Equity and Tangible Book Value per Share
(Dollars in Thousands Except per Share Data)

	March 31	December 31	March 31
	2017	2016	2016
	(Unaudited)		(Unaudited)
Total stockholders’ equity	$348,575	$340,855	$261,417
Less: Preferred stock	-	-	-
Less: Intangible assets	87,094	86,307	56,695
Total tangible stockholder’s equity	$261,481	$254,548	$204,722

Common shares outstanding	22,176,465	22,171,596	17,974,970

Tangible book value per common share	$11.79	$11.48	$11.39

About Horizon
Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana and southwest and central Michigan through its commercial banking subsidiary Horizon Bank, NA.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

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Pg. 9 cont. Horizon Bancorp Announces 2017 First Quarter Earnings

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.  Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

#  #  #

HORIZON BANCORP
Financial Highlights
(Dollars in thousands except share and per share data and ratios, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
Balance sheet:
Total assets	$3,169,643	$3,141,156	$3,325,650	$2,918,080	$2,627,918
Investment securities	673,090	633,025	744,240	628,935	642,767
Commercial loans	1,106,471	1,069,956	1,047,450	874,580	797,754
Mortgage warehouse loans	89,360	135,727	226,876	205,699	119,876
Residential mortgage loans	533,646	531,874	530,162	493,626	442,806
Consumer loans	417,476	398,429	386,031	363,920	359,636
Earning assets	2,845,922	2,801,030	2,963,005	2,591,208	2,379,830
Non-interest bearing deposit accounts	502,400	496,248	479,771	397,412	343,025
Interest bearing transaction accounts	1,432,228	1,499,120	1,367,285	1,213,659	1,118,617
Time deposits	509,071	475,842	489,106	471,190	416,837
Borrowings	319,993	267,489	569,908	492,883	430,507
Subordinated debentures	37,516	37,456	37,418	32,874	32,836
Total stockholders’ equity	348,575	340,855	345,736	281,002	261,417

Income statement:	Three months ended
Net interest income	$25,568	$20,939	$24,410	$20,869	$19,774
Provision for loan losses	330	623	455	232	532
Non-interest income	7,559	9,484	9,318	9,266	7,387
Non-interest expenses	21,521	22,588	24,082	20,952	19,270
Income tax expense	3,052	1,609	2,589	2,625	1,978
Net income	8,224	5,603	6,602	6,326	5,381
Preferred stock dividend	-	-	-	-	(42)
Net income available to common shareholders	$8,224	$5,603	$6,602	$6,326	$5,339

Per share data:
Basic earnings per share (1)	$0.37	$0.25	$0.31	$0.35	$0.30
Diluted earnings per share (1)	0.37	0.25	0.30	0.34	0.30
Cash dividends declared per common share (1)	0.11	0.11	0.10	0.10	0.10
Book value per common share (1)	15.72	15.37	15.61	14.90	14.54
Tangible book value per common share	11.79	11.48	11.83	11.45	11.39
Market value - high	28.09	28.41	20.01	16.76	18.59
Market value - low	$24.91	$17.84	$16.61	$15.87	$15.41
Weighted average shares outstanding - Basic	22,175,526	22,155,549	21,538,752	18,268,880	17,924,124
Weighted average shares outstanding - Diluted	22,326,071	22,283,722	21,651,953	18,364,167	18,012,726

Key ratios:
Return on average assets	1.07%	0.69%	0.80%	0.94%	0.83%
Return on average common stockholders’ equity	9.66	6.49	7.88	9.43	8.26
Net interest margin	3.80	2.92	3.37	3.48	3.45
Loan loss reserve to total loans	0.70	0.69	0.66	0.73	0.83
Non-performing loans to loans	0.46	0.50	0.58	0.68	0.87
Average equity to average assets	11.12	10.59	10.18	9.94	10.16
Bank only capital ratios:
Tier 1 capital to average assets	10.26	9.93	9.65	9.39	8.98
Tier 1 capital to risk weighted assets	13.40	13.33	12.73	12.51	12.33
Total capital to risk weighted assets	14.05	13.98	13.34	13.23	13.10

Loan data:
Substandard loans	$30,865	$30,361	$33,914	$28,629	$23,600
30 to 89 days delinquent	5,476	6,315	3,821	2,887	2,149

90 days and greater delinquent - accruing interest	$245	$241	$59	$24	$1
Trouble debt restructures - accruing interest	1,647	1,492	1,523	1,256	1,231
Trouble debt restructures - non-accrual	998	1,014	1,164	1,466	2,857
Non-accrual loans	6,944	7,936	10,091	10,426	10,895
Total non-performing loans	$9,834	$10,683	$12,837	$13,172	$14,984
(1) Adjusted for 3:2 stock split on November 14, 2016.

 HORIZON BANCORP

Allocation of the Allowance for Loan and Lease Losses
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
Commercial	$7,600	$6,579	$6,222	$6,051	$6,460
Real estate	1,697	2,090	1,947	2,102	1,794
Mortgage warehousing	1,042	1,254	1,337	1,080	1,014
Consumer	4,715	4,914	5,018	4,993	4,968
Total	$15,054	$14,837	$14,524	$14,226	$14,236

Net Charge-offs (Recoveries)
(Dollars in Thousands, Unaudited)

	Three months ended
	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
Commercial	$(134)	$49	$(5)	$101	$403
Real estate	38	64	-	(31)	83
Mortgage warehousing	-	-	-	-	-
Consumer	209	197	162	172	344
Total	$113	$310	$157	$242	$830

Total Non-performing Loans
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
Commercial	$1,530	$2,432	$5,419	$4,330	$5,774
Real estate	5,057	5,022	4,251	5,659	5,974
Mortgage warehousing	-	-	-	-	-
Consumer	3,247	3,229	3,108	3,183	3,236
Total	$9,834	$10,683	$12,778	$13,172	$14,984

Other Real Estate Owned and Repossessed Assets
(Dollars in Thousands, Unaudited)

	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
Commercial	$542	$542	$542	$542	$424
Real estate	2,413	2,648	3,182	2,925	3,393
Mortgage warehousing	-	-	-	-	-
Consumer	20	26	67	69	-
Total	$2,975	$3,216	$3,791	$3,536	$3,817

HORIZON BANCORP AND SUBSIDIARIES
Average Balance Sheets
(Dollar Amounts in Thousands, Unaudited)

	Three Months Ended			Three Months Ended
	March 31, 2017			March 31, 2016
	Average		Average	Average		Average
	Balance	Interest	Rate	Balance	Interest	Rate

ASSETS
Interest-earning assets
Federal funds sold	$3,034	$5	0.67%	$2,424	$1	0.17%
Interest-earning deposits	24,748	69	1.13%	20,810	49	0.95%
Investment securities - taxable	398,871	2,332	2.37%	463,544	2,494	2.16%
Investment securities - non-taxable (1)	270,522	1,637	3.41%	182,275	1,237	3.79%
Loans receivable (2)(3)	2,100,254	24,791	4.79%	1,698,197	19,747	4.69%
Total interest-earning assets (1)	2,797,429	28,834	4.28%	2,367,250	23,528	4.09%

Non-interest-earning assets
Cash and due from banks	40,994			32,925
Allowance for loan losses	(14,937)			(14,508)
Other assets	279,982			214,604

	$3,103,468			$2,600,271

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities
Interest-bearing deposits	$1,960,337	$1,753	0.36%	$1,534,833	$1,491	0.39%
Borrowings	249,923	937	1.52%	406,679	1,759	1.74%
Subordinated debentures	36,290	576	6.44%	32,813	504	6.18%
Total interest-bearing liabilities	2,246,550	3,266	0.59%	1,974,325	3,754	0.76%

Non-interest-bearing liabilities
Demand deposits	491,154			339,141
Accrued interest payable and other liabilities	20,672			22,521
Stockholders’ equity	345,092			264,284

	$3,103,468			$2,600,271

Net interest income/spread		$25,568	3.69%		$19,774	3.32%

Net interest income as a percent of average interest earning assets (1)			3.80%			3.45%

(1)
Securities balances represent daily average balances for the fair value of securities. The average rate is calculated based on the daily average balance for the amortized cost of securities.  The average rate is presented on a tax equivalent basis.

(2)	Includes fees on loans. The inclusion of loan fees does not have a material effect on the average interest rate.
(3)	Non-accruing loans for the purpose of the computations above are included in the daily average loan amounts outstanding. Loan totals are shown net of unearned income and deferred loan fees.

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Dollar Amounts in Thousands)

	March 31	December 31
	2017	2016
	(Unaudited)
Assets
Cash and due from banks	$60,280	$70,832
Investment securities, available for sale	474,222	439,831
Investment securities, held to maturity (fair value of $200,482 and $194,086)	198,868	193,194
Loans held for sale	1,789	8,087
Loans, net of allowance for loan losses of $15,054 and $14,837	2,131,899	2,121,149
Premises and equipment, net	66,314	66,357
Federal Reserve and Federal Home Loan Bank stock	24,090	23,932
Goodwill	77,644	76,941
Other intangible assets	9,450	9,366
Interest receivable	12,581	12,713
Cash value of life insurance	74,598	74,134
Other assets	37,908	44,620
Total assets	$3,169,643	$3,141,156
Liabilities
Deposits
Non-interest bearing	$502,400	$496,248
Interest bearing	1,941,299	1,974,962
Total deposits	2,443,699	2,471,210
Borrowings	319,993	267,489
Subordinated debentures	37,516	37,456
Interest payable	523	472
Other liabilities	19,337	23,674
Total liabilities	2,821,068	2,800,301
Commitments and contingent liabilities
Stockholders’ Equity
Preferred stock, Authorized, 1,000,000 shares
Issued 0 and 0 shares	-	-
Common stock, no par value
Authorized 66,000,000 shares(1)
Issued, 22,195,715 and 22,192,530 shares(1)
Outstanding, 22,176,465 and 22,171,596 shares(1)	-	-
Additional paid-in capital	182,402	182,326
Retained earnings	169,950	164,173
Accumulated other comprehensive loss	(3,777)	(5,644)
Total stockholders’ equity	348,575	340,855
Total liabilities and stockholders’ equity	$3,169,643	$3,141,156

(1) Adjusted for 3:2 stock split on November 14, 2016

HORIZON BANCORP AND SUBSIDIARIES
Condensed Consolidated Statements of Income
 (Dollar Amounts in Thousands, Except Per Share Data, Unaudited)

	Three Months Ended
	March 31
	2017	2016
	(Unaudited)	(Unaudited)
Interest Income
Loans receivable	$24,791	$19,747
Investment securities
Taxable	2,406	2,544
Tax exempt	1,637	1,237
Total interest income	28,834	23,528
Interest Expense
Deposits	1,753	1,491
Borrowed funds	937	1,759
Subordinated debentures	576	504
Total interest expense	3,266	3,754
Net Interest Income	25,568	19,774
Provision for loan losses	330	532
Net Interest Income after Provision for Loan Losses	25,238	19,242
Non-interest Income
Service charges on deposit accounts	1,400	1,288
Wire transfer fees	150	121
Interchange fees	1,176	931
Fiduciary activities	1,922	1,635

Gain on sale of investment securities (includes $35 and $108 for the three months ended March 31, 2017 and 2016 related to accumulated other comprehensive earnings reclassifications)	35	108
Gain on sale of mortgage loans	1,914	2,114
Mortgage servicing income net of impairment	447	447
Increase in cash value of bank owned life insurance	471	345
Other income	44	398
Total non-interest income	7,559	7,387
Non-interest Expense
Salaries and employee benefits	11,709	10,065
Net occupancy expenses	2,452	1,936
Data processing	1,307	1,105
Professional fees	613	831
Outside services and consultants	1,222	1,099
Loan expense	1,107	1,195
FDIC insurance expense	263	405
Other losses	50	267
Other expense	2,798	2,367
Total non-interest expense	21,521	19,270
Income Before Income Tax	11,276	7,359
Income tax expense (includes $12 and $38 for the three months ended March 31, 2017 and 2016, respectively, related to income tax expense from reclassification items)	3,052	1,978
Net Income	8,224	5,381
Preferred stock dividend	-	(42)
Net Income Available to Common Shareholders	$8,224	$5,339
Basic Earnings Per Share	$0.37	$0.30
Diluted Earnings Per Share	0.37	0.30